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                                                                      Exhibit 21


                           Ohio Casualty Corporation
                           Subsidiaries of Registrant
                                December 31, 1999





Name of Subsidiary                                   State of Incorporation


The Ohio Casualty Insurance Company                           Ohio

West American Insurance Company                            Indiana

Ohio Casualty of New Jersey, Inc.                             Ohio

Ohio Security Insurance Company                               Ohio

American Fire and Casualty Company                            Ohio

Avomark Insurance Company                                  Indiana

Ocasco Budget, Inc.                                           Ohio

Hamilton Intermediaries, LLC                                  Ohio

Avomark Insurance Agency, LLC                                 Ohio

Ohio Life Brokerage Services, Inc.                        Kentucky

Hamilton Graphics, Inc.                                       Ohio

Ohio City Holding Company                                     Ohio

Ocasco Securities Corporation                                 Ohio

Ohio City Life Insurance Agency, Inc.                         Ohio

Ohio City Insurance Agency, Inc.                              Ohio




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